Exhibit 99.1

For Immediate Release May 5, 2004	www.fairchildsemi.com

Corporate Communications:
Fran Harrison 207-775-8576 fran.harrison@fairchildsemi.com

Investor Relations:
Dan Janson 207-775-8660 investor@fairchildsemi.com

Public Relations Firm:
Barbara Ewen CHEN PR 781-466-8282 bewen@chenpr.com

NEWS RELEASE

Fairchild Semiconductor Announces Results of

Annual Stockholders’ Meeting

• Company’s Stock Plan Approved by 81% of
Stockholder Votes Cast

South Portland, Maine — Fairchild Semiconductor (NYSE: FCS), the largest global supplier of high performance products that optimize system power, held its Annual Stockholders’ Meeting yesterday, at the company’s headquarters in South Portland, Maine.

Three items were presented to stockholders for approval:

•	All nominees to the Board of Directors were re-elected, each garnering at least 96% of the votes cast. Fairchild’s Board of Directors includes:

•	Kirk P. Pond, president, CEO and chairman of the Board, Fairchild Semiconductor;

•	Joseph R. Martin, senior executive vice president and vice chairman of the Board, Fairchild Semiconductor;

•	Charles P. Carinalli, past chairman and chief executive officer, Adaptive Silicon, Inc.;

•	Richard M. Cashin, Jr., managing partner, One Equity Partners;

•	Charles M. Clough, past chairman and chief executive officer, Wyle Electronics;

•	Robert F. Friel, senior vice president and chief financial officer, PerkinElmer, Inc.;

•	Thomas L. Magnanti, institute professor and dean of engineering, Massachusetts Institute of Technology;

•	Bryan R. Roub, senior vice president and chief financial officer, Harris Corporation;

•	Ronald W. Shelly, past president, Solectron Texas; and

•	William N. Stout, past chairman and chief executive officer, Sterling Holding Company.

The company also announced that Paul C. Schorr IV, managing partner of Citigroup Venture Capital Equity Partners, had withdrawn his name for re-election this year due to other professional demands. Mr. Schorr had been a member of the Board of Directors since Fairchild’s founding in 1997; he was recognized at the meeting for his dedication and his significant contributions to Fairchild’s success;

•	The company’s stock plan, designed to grant equity based awards to key employees, was approved by more than 81% of the votes cast on that proposal; and

•	Stockholders also ratified the appointment of KPMG LLP as the company’s independent auditors for 2004, by approximately 99% of the votes cast.

Pond provided stockholders with an overview of the company, the status of the semiconductor industry, and a discussion of the company’s strategy and major initiatives for the coming year. In support of its leading global position as The Power Franchise™, Fairchild Semiconductor plans to continue emphasizing products that manage, distribute, convert and minimize power in a broad range of end markets including computing and display, industrial, consumer, communications and automotive. New power products are gaining strong acceptance with customers, including Smart Power Modules for electric motors, air conditioners and inductive heating; Green Mode power switches for battery chargers, televisions, display and PCs; MOSFETs for notebooks, displays and plasma panels; IGBTs for ignition control and induction heating; and power supply controllers for microprocessors.

Fairchild Semiconductor:

Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild’s components are used in computing, communications, consumer, industrial and automotive applications. Fairchild’s 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

Special Note on Forward-Looking Statements:

This press release includes forward-looking statements that are based on management’s assumptions and expectations and that involve risk and uncertainty. Forward-looking statements usually, but do not always, contain forward-looking terminology such as “we believe,” “we expect,” “we plan,” or “we anticipate,” or refer to management’s expectations about Fairchild’s future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic or political conditions (including as a result of terrorist attacks and responses to them); changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors’ actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in more detail in our annual and quarterly filings with the Securities and Exchange Commission, available on the SEC’s website at www.sec.gov or at Fairchild Semiconductor’s website at http://investor.fairchildsemi.com.